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                                                                    Exhibit 99.1
                                 PROMISSORY NOTE

$700,000                                                       February 28, 2008


         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CirTran Corporation, a Nevada corporation (the "Maker"), having a mailing address at 4125 South 6000 West, West Valley City, UT 84128, hereby promises to pay to the order of HAYA ENTERPRISES, LLC, an Oregon limited liability company (the "Payee") having a mailing address at 142 E. Bonita Ave #12, San Dimas, CA 91773, or, at the Payee's option, at such other place as may be designated in writing from time to time to the Maker by the Payee, the sum of SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($700,000.00), together with interest thereon as hereinafter provided, in lawful money of the United States.

         This Promissory Note (the "Note") shall bear interest on the unpaid principal of the Note at a rate of ten percent (10%) per annum, computed on the basis of a 365-day year from the date hereof. Interest shall be paid quarterly during the life of the Note. The Maker is not required to make interim payments on principal until the maturity date of this Note, which shall be February 25, 2011 (the "Maturity Date"). The Maker may make interim payments, or prepay the full amount or any portion of this Note, without any penalty, which payments shall be applied first to any interest which shall have accrued and remains unpaid, and then to the reduction of the outstanding principal amount. The Maker and the Payee also agree that the principal amount of this Note may be reduced in connection with exercises by the Payee of warrants to purchase shares of the Maker's common stock, which warrants were issued in connection with the making of this Note.

         The Maker shall be in default under this Note if the Maker shall fail to make payment due hereunder when the same shall be due and payable. The Maker also shall be in default under this Note if the Maker shall (a) file a petition seeking to be adjudged bankrupt, (b) make a general assignment for the benefit of creditors, (c) suffer the appointment of a receiver, (d) fail to satisfy or perform, at the time and in the manner required, any obligation provided to be satisfied or performed under this Note, or (e) become insolvent, and any such occurrence of default shall not be cured within thirty (30) days after notice thereof in writing from the Payee to the Maker.

         Upon default hereunder, the unpaid principal balance and accrued interest on this Note, at the option of the Payee, shall become immediately due and payable, without presentment, demand, protest or any further notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon default hereunder, the unpaid principal balance and accrued interest on this Note shall, until paid, earn interest at the rate of twelve percent (12%) per annum.



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         Upon default hereunder, the Maker immediately shall pay the Payee, on demand, any and all expenses reasonably incurred in relation hereto, including reasonable attorneys' fees incurred or paid by the Payee in protecting or enforcing its rights hereunder.

         This Note (or any payment due and payable hereunder) may be extended from time to time with the written consent of the Payee, without in any manner affecting the liability of the Maker. Any consent of the Payee hereunder (written or otherwise), acceptance of any payment due and payable under this Note other than in accordance with the terms and conditions hereof, or any failure of the Payee to exercise any rights under this Note or to specifically enforce the terms and conditions hereof shall not be deemed or constitute a waiver of any rights or remedies to which the Payee is entitled to under this Note or otherwise.

         If any covenant or other term or condition of this Note is invalid, illegal, or incapable of being enforced, by reason of any rule of law or public policy, all other covenants and provisions of the Note shall nevertheless remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision.

         This Note has been executed as of the date first above written in conformity with, and shall be construed under and governed by, the laws of the State of Utah.

         DATED as of the 28th day of February, 2008.

MAKER:

CIRTRAN CORPORATION



By:      /s/ Iehab J. Hawatmeh
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Name:    Iehab J. Hawatmeh
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Title:   President
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